SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 1, 2005
Date of Report (Date of earliest event reported)

INERGY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200
Kansas City, MO 64112
(Address of principal executive offices)

(816) 842-8181
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_______________________________________________________________________

Section 5 -- Corporate Governance and Management

Item 5.02(d) Appointment of New Director

On June 1, 2005, Inergy, L.P. (the "registrant") issued a press release regarding the appointment of Robert D. Taylor to the Board of Directors of its managing general partner. A copy of the press release is furnished as an exhibit to this Current Report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.
Exhibit Number	Description
99.1	Press Release Dated June 1, 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INERGY, L.P.
By: INERGY GP, LLC, Its Managing General Partner

Date: June 2, 2005	By: /s/ Laura L. Ozenberger _____________________________________
Laura L. Ozenberger Vice President - General Counsel and Secretary

Exhibit 99.1

For more information: Mike Campbell, 816-842-8181 investorrelations@inergyservices.com

Kansas City, MO (June 1, 2005) -- Inergy, L.P. (Nasdaq:NRGY) announced today that Robert D. Taylor has been appointed to the board of directors of Inergy GP, LLC, the managing general partner of Inergy, L.P., effective immediately. Mr. Taylor will serve on the Audit Committee.

Mr. Taylor, a CPA, is the president and chief executive officer of Executive AirShare Corporation based in Kansas City, Mo. Mr. Taylor also serves as a director on the boards of Commercial Federal Corporation, headquartered in Omaha, Nebraska, and Elecsys Corporation, based in Lenexa, Kansas. In addition to his professional experience, Taylor is a trustee of the University of Kansas Endowment Fund and a member of the Advisory Board for the University of Kansas School of Business.

"Bob Taylor is an extremely well-respected business and community leader with the vision and experience necessary to help direct Inergy's long-term growth objectives," said John Sherman, Inergy's president and CEO. "We are pleased to welcome him to our board of directors."

Corporate news, unit prices and additional information about Inergy, including reports from the United States Securities and Exchange Commission, are available on the company's Web site, www.InergyPropane.com. For more information, contact Mike Campbell in Inergy's Investor Relations Department at 816-842-8181 or via e-mail at investorrelations@inergyservices.com